Exhibit 11

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

                              Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)

                                            Nine Months Ended       Three Months Ended
                                               September 30            September 30
                                           --------------------    --------------------
                                             1995        1994        1995        1994
                                           -------     -------     -------     -------
Primary Earnings per Share
--------------------------
Net income applicable to common stock      $33,815     $27,834     $11,953     $ 9,494
                                           =======     =======     =======     =======

Weighted average shares outstanding         11,142      11,045      11,153      11,070
Addition from assumed exercise of
 stock options                                 175         169         211         172
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         11,317      11,214      11,364      11,242
                                           =======     =======     =======     =======
Primary earnings per common share          $  2.99     $  2.48     $  1.05     $   .84



                                            Nine Months Ended       Three Months Ended
                                               September 30            September 30
                                           --------------------     --------------------
                                             1995        1994        1995        1994
                                           -------     -------     -------     -------
Fully Diluted Earnings per Share
--------------------------------
Net income applicable to common stock      $33,815     $27,834     $11,953     $ 9,494
                                           =======     =======     =======     =======

Weighted average shares outstanding         11,142      11,045      11,153      11,070
Addition from assumed exercise of
 stock options                                 228         181         220         176
                                           -------     -------     -------      ------
Weighted average number of common
 shares outstanding                         11,370      11,226      11,373      11,246
                                           =======     =======     =======      ======
Fully diluted earnings per common share    $  2.97     $  2.48     $  1.05     $   .84

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